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                          EXHIBIT 99.1

                       DISTRIBUTION REPORT
                               FOR
                PREFERREDPLUS TRUST SERIES UPC-1

                        DISTRIBUTION DATE
                          JUNE 15, 2005
                     CUSIP NUMBER 740434667


(i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the UnumProvident Corp. Notes due 2028 (the "Underlying Securities"):

                     Interest:                           $1,197,450.00
                     Principal:                                   0.00
                     Premium:                                     0.00

(ii) the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

                     Paid by the Trust:                          $0.00
                     Paid by the Depositor:                  $1,000.00

(iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                     Interest:                           $1,197,431.00
                     Principal:                                  $0.00

                     Unpaid Interest Accrued:                    $0.00

(iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                     Principal Amount:                     $35,480,000
                     Interest Rate:                        6.750%
                     Rating:
                               Moody's Investor Service                   BA1
                               Standard & Poor's Rating Service           BB+

(v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of such Series at the close of business on such Distribution Date.

                     ($25 Stated Amount)
                     Initial Principal Balance:$32,363,000
                     Reduction:                                    (0)
                                                           -----------
                            Principal Balance 06/15/05:    $32,363,000